Exhibit 10(g)(3)
THIRD AMENDMENT TO THE
HOWMET AEROSPACE SALARIED RETIREMENT SAVINGS PLAN
(Restated effective January 1, 2021)
__________________________
Pursuant to Section 20(a) of the HOWMET AEROSPACE SALARIED RETIREMENT SAVINGS PLAN (“Plan”), which provides that the Plan may be amended by action of the Board or Benefits Management Committee, the Plan is amended as described below. Unless specifically stated otherwise, any reference in this Amendment to “Section” is intended to refer to the applicable Section of the Plan. This amendment is effective as of January 1, 2025, except as otherwise indicated.
1.    The following definitions are added to the “DEFINITIONS” section of the Plan:
AUTOMATIC RATE ESCALATION means the feature that is effective with Automatic Enrollment or that may be elected by a Participant, in which the rate of Payroll Deduction for Savings is increased until a target Payroll Deduction rate is reached. The Automatic Rate Escalation will occur effective April 1 of each year for Participants who are subject to Automatic Enrollment. Participants who were not Automatically Enrolled, or are no longer subject to Automatic Enrollment, may select an annual date on which Automatic Rate Escalation will occur. The Participant’s election may be made in any manner designated by the Plan Administrator and is effective as soon as administratively feasible after it is Properly Received.

CAPITAL PRESERVATION FUND means a stable value fund whose investments are designed to preserve principal savings while providing a steady rate of return. The Capital Preservation Fund is a Core Fund.

CATCH-UP CONTRIBUTIONS means contributions permitted under Section 414(v) of the Code, as described in Section 2(j) of the Plan.

2.    The definitions of “AUTOMATIC PRE-TAX RATE ESCALATION”, “FIXED INCOME FUND”, and “PRE-TAX CATCH-UP CONTRIBUTIONS” in the “DEFINITIONS” Section of the Plan are deleted. Each other instance of “Automatic Pre-Tax Rate Escalation”, “Fixed Income Fund” and “Pre-Tax Catch-Up Contributions” in the Plan is replaced by “Automatic Rate Escalation”, “Capital Preservation Fund”, and “Catch-Up Contributions", respectively.

3.    Effective December 5, 2024, each instance of “Benefits Investments Committee” in the Plan, other than in Section 16(f)(7), is replaced by “Benefits Management Committee”.

4.    The definition of “CURRENT MARKET VALUE” in the “DEFINITIONS” Section of the Plan is amended as follows:

CURRENT MARKET VALUE means with respect to any investment allocated to the accounts of any Participant in the Core Funds, the value of the securities and cash of the investment in the applicable Fund as of a specified date, less any fees provided for in Section 21, valued in accordance with a procedure adopted by the investment manager for the Investment Fund and acceptable to the Benefits Management Committee.

5.    The following is added to the third to last paragraph in the definition of “ELIGIBLE EMPLOYEE” in the “DEFINITIONS” section of the Plan:

Effective for Plan Years beginning after December 31, 2024, the three consecutive twelve-month periods described in the first sentence of this paragraph shall be reduced to two consecutive twelve-month periods, and no twelve-month period beginning before January 1, 2023 shall be taken into account for this purpose.

6.    The definition of “HOWMET AEROSPACE STOCK FUND” in the “DEFINITIONS” section of the Plan is amended as follows:

HOWMET AEROSPACE STOCK FUND means the ESOP as described in Section 16(f), which initially became effective January 1, 2002, and which was previously known as the Alcoa Stock Fund prior to the corporate separation of Alcoa Inc. and the renaming of Alcoa Inc. as Arconic Inc. effective November 1, 2016; and Arconic Stock Fund prior to the corporate separation of Arconic Inc. and the renaming of Arconic Inc. as Howmet Aerospace Inc., effective April 1, 2020. Notwithstanding any other provision of the Plan, effective as of December 27, 2024, the Howmet Aerospace Stock Fund will be “frozen” to any new investments as set forth in Section 16(f)(8).

7.    Subsection (g)(ii) of the definition of “FINANCIAL HARDSHIP” in the “DEFINITIONS” section of the Plan is amended as follows:

(ii)    The Participant has obtained all distributions, other than hardship withdrawals, currently available under all plans maintained by the Participating Employer;

8.    Sections 2(c) and 2(j) are amended as follows:
(c)    Payroll Deductions for Pre-Tax Savings made pursuant to Automatic Enrollment are subject to Automatic Rate Escalation whereby, providing the Participant has participated in the Plan at least ninety days, the Participant’s Pre-Tax Savings rate will be increased by one percent on each April 1 after his or her Participation Date until the Pre-Tax Savings rate attains a target rate of six percent of Eligible Compensation. A Participant may change the percentage rate in whole percentages up to the maximum permitted by the Plan or opt out of Automatic Rate Escalation at any time in a manner designated by the Plan Administrator that is Properly Received.

Any Participant may elect to begin or end Automatic Rate Escalation at any time in a manner designated by the Plan that is Properly Received. An election to begin Automatic Rate Escalation shall designate a beginning Pre-Tax Savings and/or Roth 401(k) Savings rate, a target rate up to the maximum permitted by the Plan, an annual rate (in whole percentages) by which the Pre-Tax Savings and/or Roth 401(k) Savings rate increases until the target rate is attained, and the date on which Automatic Rate Escalation shall occur annually.
*    *    *
(j)    An Eligible Employee who meets the requirements listed below may make an election for a Plan Year to defer extra Catch-Up Contributions in an amount that equals an annual maximum amount of seven thousand, five hundred dollars ($7,500) (which is increased to $11,250 for Eligible Employees described in the parenthetical of Section 414(v)(2)(B)(i)), or such other amount adjusted for cost-of-living increases as may be provided by the Secretary of the Treasury pursuant to Section 414(v)(2)(C) of the Code. Eligible Employees who meet the requirements are individuals who have attained 50 or will attain age 50 during the applicable taxable year (or for purposes of Section 414(v)(2)(B)(i) have attained or will attain age 60, but have not yet attained and will not attain age 64, in the applicable taxable year), and have submitted an election to make Catch-Up Contributions for applicable Plan Year.

9.    Sections 8(b), 8(c), and 8(d) are amended as follows:

(b)    Participating Employer Contributions, Discretionary Contributions and Restricted Discretionary Contributions. All Participating Employer Contributions will be invested in the same Core Funds elected by the Participant for his or her current Savings (or if none, then in the QDIA). Discretionary Contributions, and Restricted Discretionary Contributions may be invested in the Howmet Aerospace Stock Fund before December 27, 2024, if directed by the Participating Employer, subject to Section 9, or otherwise invested in the same Core Funds elected by the Participant for his or her current Savings (or if none, then in the QDIA).

(c)     Brokerage Account. A portion of Pre-Tax Savings, Roth 401(k) Savings, After Tax Savings, and Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, or Employer Retirement Income Contributions subject to transfer as provided in Section 9, or any other amounts invested in the Core Funds may be transferred in amounts of one dollar ($1.00) or more and reallocated to a Brokerage Account, a self-directed brokerage account that allows a Participant to select and personally manage investment options not otherwise available under the Plan, in accordance with the provisions of Section 16. Any amounts to be withdrawn, loaned or distributed from a Brokerage Account must be first transferred back to the Core Funds, as described in Section 16(j), except that “in-kind” distributions of marketable securities in the Participant’s Brokerage Account are permitted from the Brokerage Account if a distribution is otherwise available to the Participant under the Plan.

(d)    Automatic Rebalancing of Investments. A Participant may elect to have his or her account balance automatically rebalanced, or readjusted, on a one-time, quarterly, semi-annual, or annual basis, to equal the percentage(s) directed by the Participant for investing such account balance in any Core Fund(s). The Participant may cancel Automatic Rebalancing at any time in a manner designated by the Plan Administrator that is Properly Received.

10.    Section 9(a)(1) is amended as follows:

(1)    transfers from any one or more Core Funds to the Brokerage Account must be made in amounts of one dollar ($1.00) or more, but the Participant must keep a minimum balance of $500 or more invested in the Core Funds;

11.    Sections 12(a)(ii) and 12(a)(v) are amended as follows:

(ii)    If the Current Market Value of all of the Participant’s vested account balances in all defined contribution plans of Howmet Aerospace, the Subsidiaries and Affiliates exceeds seven thousand dollars ($7,000), the distribution is made upon the consent of the Participant, or surviving spouse if applicable, and if no consent is given and no claim for benefits has been made, such distribution is made in total upon his or her attainment of age 69. Prior to the distribution of the total Current Market Value of the Participant’s total account balance, the Participant, or the Beneficiary in the case of a Participant who dies with an account balance in the Plan, may request partial distributions no more frequently than monthly during each Plan Year in which the account balance is maintained in the Plan. Notwithstanding the foregoing, in the event that a claim for benefits is made, a distribution is made no later than the 60th day after the latest of the last day of the Plan Year in which occurs: (1) the date on which the Participant attains the earlier of age 65, (2) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (3) the Participant terminates his or her service with the Participating Employer.

*    *    *

            (v)    Notwithstanding the other provisions of this Section 12(a), effective on and after January 1, 2025, “in-kind” distributions from a Participant’s Brokerage Account are permitted as set forth in Section 8(c).

12.    Sections 16(f)(2) and 16(f)(8) are amended as follows:
(2)    Accounting for Participant's Accounts. Participants' investments in the Core Funds are accounted for on a unit basis or on the basis of the Participant’s interest in each investment. With respect to Core Funds accounted for on a unit basis, the Trustee allocates to the accounts of each Participant such units in each of the Core Funds as may be acquired with funds (if any) in such Participant's accounts to be invested therein. Such allocations will be made in a uniform manner as determined by the Benefits Management Committee. Transfers and withdrawals are valued based on the Current Market Value on the Effective Date of the transfer or withdrawal.

*    *    *

(8)    “Freezing” of the Howmet Aerospace Stock Fund. The Howmet Aerospace Stock Fund will be “frozen” to new investments effective December 27, 2024. No new investments, transfers to, or purchases may be made in the Howmet Aerospace Stock Fund on and after December 27, 2024. However, the Howmet Aerospace Stock Fund will be permitted as an investment option under the Plan until its final liquidation date as determined in the sole discretion of the Benefits Management Committee or its successor (or an independent fiduciary retained by the Benefits Management Committee or its successor). Transfers from the Howmet Aerospace Stock Fund may be made pursuant to Section 9. Notwithstanding the foregoing, all dividends under the Howmet Aerospace Stock Fund shall continue to be reinvested in the Howmet Aerospace Stock Fund under Section 16(f)(2) until its liquidation. Nothing herein shall be interpreted to prevent a Participant from acquiring Howmet Aerospace Stock Fund under the Brokerage Account.

13.    Section 16(j) and Section 16(j)(1) are amended as follows:

(j)    Brokerage Account. Participants have the right to invest and personally manage investments outside of the Core Funds by investing through the Brokerage Account offered by a broker selected by the Plan (“Broker”). Investment options through the Brokerage Account are mutual funds (other than those already available as Core Funds), any taxable equity or fixed income security publicly traded in a U.S. security market (including American Depository Receipts), and money market funds. Pre-Tax Savings, Roth 401(k) Savings, After-Tax Savings, Rollover Contributions, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions that are subject to transfer as provided in Section 9, may not be directly invested in the Brokerage Account, nor may withdrawals, distributions or loans be made directly from the Brokerage Account, except that “in-kind” distributions of marketable securities in the Participant’s Brokerage Account are permitted from the Brokerage Account if a distribution is otherwise available to the Participant under the Plan. Such transactions (other than “in-kind” distributions described in the previous sentence) must be processed through the Core Funds. An administrative fee shall be charged to each Participant who maintains a balance in the Brokerage Account. The amount of any such the fee shall be determined by the Benefits Management Committee.

(1)    Restrictions of Trading in the Brokerage Account. Certain restrictions apply to investment vehicles that may be available through the Brokerage Account. Specifically, the following investments are not available through the Brokerage Account: funds currently available in the Core Funds; tax-free funds; securities of publicly traded limited partnerships; options contracts; purchase on short sales, futures, precious metals, and currencies; real estate (other than funds); annuities; life insurance policies; collectibles; commodities; foreign stocks (not American Depository Receipt); and margin trading and trade-away trades that are placed by another broker and settle with the Broker.

14.    Section 17(h) is added as follows:
(h)    If a Participant with a loan takes a leave of absence (other than for service in the “uniformed services” as defined in Section 4303(16) of the Code (“Uniformed Services”)), the Participant may make loan payments by check or money order. Alternatively, if the Participant is on a leave of absence (other than for service in the Uniformed Services) without pay or at a rate of pay (after applicable employment tax withholdings) that is less than the amount of the installment payments required for the loan, the Participant may suspend repayment for up to one year or the term of the leave of absence, whichever is less. The term of the loan may be extended by the length of time that payments are suspended, provided that the extended term of a loan, other than a home loan, does not exceed five years, and the extended term of a home loan does not exceed fifteen years.

15.    Effective December 5, 2024, Sections 19(b), 19(f), and 19(l) are amended as follows:

(b)    The Benefits Management Committee. Except as provided in Section 16 and in paragraph (a) of this Section, the complete authority to control and manage the operation and administration of the Plan is placed in the Benefits Management Committee, which consists of one or more persons appointed from time to time by the Board.

*    *    *

(f)    Extent of Benefits Management Committee’s Responsibility. The members of the Benefits Management Committee will act in a prudent manner in the performance of their duties. No member will be personally liable by virtue of any contract, agreement, bond or other instrument made or executed by or on behalf of such member as a member of the Benefits Management Committee. To the extent permitted by ERISA, no member of the Benefits Management Committee will be liable for any mistake of judgment made by himself or herself or any other member, nor for any loss, unless resulting from his or her own gross negligence or willful misconduct, and no member will be liable for the neglect, omissions or wrongdoing of any other member thereof, or of the agents or counsel of the Benefits Management Committee, as the case may be. To the extent permitted by law, Howmet Aerospace will indemnify and save harmless each member of the Benefits Management Committee against all expenses and liabilities arising out of his or her services as such, except for expenses and liabilities arising from such member’s own gross negligence or willful misconduct as determined by the Board.

*    *    *

(l)    No Added Remuneration for Employees. No member of the Benefits Management Committee and no other person who renders services to or for the Plan may receive remuneration for services as such if he or she also is an employee of Howmet Aerospace, a Subsidiary or Affiliate.

16.    Effective December 5, 2024, the first paragraph of Section 21 is amended as follows:

Except as otherwise provided in the Plan, all costs and expenses incurred in administering the Plan, including the expenses of the Benefits Management Committee, the fees and expenses of the Trustee, the fees and charges payable under the investment arrangements, and other legal and administrative expenses, are paid by the Plan.

17.    Effective as of April 1, 2023, the following is added to Schedule B-1 of the Plan:

Company Code	Company Description	*EE Types	LOC	Location Description	ERIC
T13	Howmet Corporation	S	WCH	Winsted, Connecticut (Howmet)	Yes

In all other respects, the Plan is unchanged.